UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

AMARANTUS BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

675 Almanor Ave Sunnydale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2013, Amarantus Bioscience, Inc., a Delaware corporation (the “Amarantus Delaware”), filed with the Secretary of State of the State of Nevada Articles of Merger, pursuant to which Amarantus Delaware merged with and into Amarantus Bioscience, Inc., a Nevada corporation (“Amarantus Nevada”), and former wholly-owned subsidiary of Amarantus Delaware (formed solely for the purpose of reincorporating in the State of Nevada). The Articles of Merger were filed pursuant to that certain Agreement and Plan of Merger, dated March 22, 2013, by and between Amarantus Delaware and Amarantus Nevada (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement and the Articles of Merger, Amarantus Nevada became the surviving corporation (hereinafter referred to as the “Company”) and Amarantus Delaware ceased to exist (the “Reincorporation”). The Reincorporation was approved by (i) the Amarantus Delaware board of directors by unanimous written consent on November 25, 2012; (ii) a majority of the Amarantus Delaware shareholders at a special meeting of shareholders held on November 13, 2012; and (iii) the Amarantus Nevada board of directors by unanimous written consent on March 22, 2013.

The Reincorporation will not result in any change to the Company’s headquarters, business, management, location of executive offices or facilities, number of employees, taxes payable to the State of California, assets, liabilities or net worth. The Company’s common stock will continue to be quoted on the Over-the-Counter Bulletin Board under the symbol “AMBS.” The Company shareholders will not be required to undertake an exchange of Company certificates.

On March 26, 2013, the Company and Generex Biotechnology Corporation entered into an agreement of termination and release terminating the letter agreement between them dated May 30, 2011. A copy of the Agreement of Termination and Release is filed herewith as Exhibit 10.1.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As more fully described in Item 1.01 above, the Company filed Articles of Merger with the State of Nevada to effect the Reincorporation. As a result, the Articles of Incorporation and bylaws of Amarantus Nevada became the Articles of Incorporation (the “Surviving Articles”) and bylaws (the “Surviving Bylaws”) of the Company. A copy of the Surviving Articles and Surviving Bylaws is filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 14, 2013, by and between Amarantus Bioscience Inc., a Delaware corporation, and Amarantus Bioscience, Inc., a Nevada corporation

2.2	Articles of Merger, filed with the Secretary of State of Nevada on March 22, 2013

3.1	Articles of Incorporation of Amarantus Bioscience, Inc., a Nevada corporation, filed with the Secretary of State of Nevada on March 22, 2013

3.2	Bylaws of Amarantus Bioscience, Inc., a Nevada corporation

10.1	Agreement of Termination and Release dated March 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE, INC.

Date: April 1, 2013	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer